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                                                                    EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Scientific Games Holdings Corp. of our report dated February 3, 1998, included in the 1997 Annual Report to Shareholders of Scientific Games Holdings Corp.

We also consent to the incorporation by reference in the Registration Statements of Scientific Games Holdings Corp. listed below of our report dated February 3, 1998, with respect to the consolidated financial statements of Scientific Games Holdings Corp. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.

- Registration Statement No. 33-78322 on Form S-8 dated April 29, 1994 and related Prospectus.
- Registration Statement No. 33-78324 on Form S-8 dated April 29, 1994 and related Prospectus.
- Registration Statement No. 33-78326 on Form S-8 dated April 29, 1994 and related Prospectus.
- Registration Statement No. 33-78328 on Form S-8 dated April 29, 1994 and related Prospectus.
- Registration Statement No. 33-78330 on Form S-8 dated April 29, 1994 and related Prospectus.
- Registration Statement No. 33-90948 on Form S-8 dated April 5, 1995 and related Prospectus.
- Registration Statement No. 33-90950 on Form S-8 dated April 4, 1995 and related Prospectus.
- Registration Statement No. 333-3034 on Form S-8 dated April 1, 1996 and related Prospectus.
- Registration Statement No. 33-05847 on Form S-8 dated June 12, 1996 and related Prospectus.
- Registration Statement No. 333-30637 on Form S-8 dated July 2,1997 and related Prospectus.
- Registration Statement No. 333-42833 on Form S-8 dated December 22, 1997 and related Prospectus.




                                       /s/ Ernst & Young LLP

Atlanta, Georgia
March 30, 1998